UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE NEW YORK TIMES COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 19, 2021, The New York Times Company sent the following email to its employees:

Dear Colleagues,

The New York Times Company’s 2020 Annual Report and 2021 Proxy Statement are now available to you online at nytco.com/investors. (To request paper copies, please contact Pamela Sukhnandan.)

If you are a shareholder of our Company, you will separately receive these materials with instructions on how to vote your shares. If your shares are held in multiple accounts, you may receive more than one set of materials, with different control numbers to be used for voting purposes. To ensure that all of your shares are voted, please submit your vote using each of the control numbers associated with your materials.

Regardless of how many shares you own, or how you vote, we hope you will exercise your right to vote. Please cast your ballot in advance of our annual meeting of stockholders on Wednesday, April 28. In order for your vote to be counted, it must be received by 11:59 p.m. Eastern on Tuesday, April 27.

We thank each and every one of you for your hard work and dedication.

A.G. and Meredith